As filed with the Securities and Exchange Commission on August 3, 2016

Registration No. 333-96953

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-8

Under

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STONERIDGE, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9400 East Market Street	44484
(Address of Principal Executive Offices)	(Zip Code)

STONERIDGE, INC. DIRECTORS’ SHARE OPTION PLAN
(Full title of the plan)

JONATHAN B. DEGAYNOR Stoneridge, Inc. 9400 East Market Street Warren, Ohio 44484
(Name and address of agent for service)

(330) 856-2443
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Stoneridge, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 on July 23, 2002, (Registration No. 333-96953) (the “Registration Statement”) to register 500,000 of the Registrant’s Common Shares, without par value (the “Common Shares”) under the Stoneridge, Inc. Directors’ Share Option Plan (the “Plan”). The Plan has expired and Common Share may no longer be issued pursuant to the Plan. As a result, the offering of the Common Shares pursuant to the Registration Statement has terminated. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the unissued securities registered under the Registration Statement and issuable pursuant to the Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on this 3rd day of August 2016.

STONERIDGE, INC.

By:	/s/ George E. Strickler
George E. Strickler
Executive Vice President,
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 3, 2016 by the following persons in the capacities indicated below.

Signature	Title

/s/ Jonathan B. DeGaynor	Director, President and Chief Executive Officer
Jonathan B. DeGaynor	(Principal Executive Officer)

/s/ George E. Strickler	Executive Vice President, Chief Financial
George E. Strickler	Officer and Treasurer
(Principal Financial Officer)

/s/ Robert J. Hartman Jr.	Chief Accounting Officer
Robert J. Hartman Jr.	(Principal Accounting Officer)

/s/ Jeffrey P. Draime	Director
Jeffrey P. Draime

/s/ Doug C. Jacobs	Director
Douglas C. Jacobs

/s/ Ira C. Kaplan	Director
Ira C. Kaplan

/s/ Kim Korth	Director
Kim Korth

/s/ William M. Lasky	Director
William M. Lasky

/s/ George S. Mayes, Jr.	Director
George S. Mayes, Jr.

/s/ Paul J. Schlather	Director
Paul J. Schlather